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                                                                     Exhibit 4.1


                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement"), is made and entered into as of this 18th day of January, 2001, by and between David Marks, an individual residing at 1 Betinck Street, London, England W1U2EA ("Consultant") and The Rose Group Corporation of Nevada, a Nevada corporation, with offices at 1748 Independence Blvd., Sarasota, Florida 34234 ("Company") (together the "Parties").

         WHEREAS, the Parties desire to formalize the terms and conditions under which Consultant shall provide consulting services to the Company;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.       Term of Agreement and Renewal.

         This Agreement shall become effective on the date of its execution and, except as otherwise set forth in the following sentence, shall remain in effect until January 18, 2002 unless the term of this Agreement is extended beyond such date by mutual consent of the Parties. Notwithstanding the foregoing, this Agreement shall automatically terminate and be of no further force or effect upon the death of the Consultant.

2.       Nature of Services to be Rendered.

         Consultant shall provide the Company with corporate consulting services in the areas of marketing, advertising, product development, strategic alliances, mergers and acquisitions, introductions to other companies and other marketing and financial services. Consultant shall also use its best efforts to locate and identify to the Company private and/or public companies for potential strategic alliances, joint ventures or merger with or acquisition by the Company; provided, however, that Consultant shall not locate or identify any private companies for potential merger with or acquisition by the Company where the transaction is to be structured so that the shareholders of the Company immediately prior to the closing of such merger or acquisition will not own a majority of the outstanding shares of capital stock or other ownership interests of the surviving corporation or entity. Notwithstanding anything in this Agreement to the contrary, the Company does not desire the Consultant to perform, and the Consultant shall not perform, any consulting services for the Company involving investor relations or shareholder communication services or the offering or sale of any debt or equity securities of the Company in a capital raising transaction for the Company.

3.       Compensation.

         As compensation for its consulting services rendered hereunder, the Company shall pay to Consultant and Consultant shall accept cash and shares of the Company's common stock, as follows:

(a) Simultaneously with the execution of this Agreement, the Company shall issue to or upon the order of the Consultant, a total of Five Hundred Eighty Thousand (580,000) shares of the Company's common stock, $0.001 par value per share (the "Initial Shares"). The Initial Shares shall be "restricted securities" for

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purposes of the Securities Act of 1933 and shall bear the legend set forth on
Exhibit A attached to this Agreement.

(b) In connection with the location and identification of potential candidates for corporate merger and/or acquisition in accordance with the terms of this Agreement, the Consultant shall be entitled to receive compensation in an amount equal to ten percent (10%) of the value of the total price paid by the Company for any completed merger or acquisition with a candidate located and/or identified by the Consultant (the "Transaction"). One-half of the Consultant's fee shall be paid in cash and one-half in shares of the Company's restricted common stock, with the shares of common stock being valued at the fair market value thereof as the date of closing of the transaction as determined in good faith by the Board of Directors of the Company.. In the event no cash is paid in the Transaction, then the entire fee shall be payable in shares of the Company's stock. In the event that the Transaction involves all cash, then the entire fee to the Consultant shall be payable in cash. The Initial Shares and any shares of the Company's restricted common stock issued to the Consultant pursuant to this paragraph 3(b) are hereinafter collectively referred to as the "Shares".

4.       Warranties and Representations of the Consultant.

         In order to induce the Company to enter into this Agreement, the Consultant hereby makes the following unconditional warranties and representations:

         (a) In connection with its execution of and performance under this Agreement, the Consultant has not taken and will not take any action which would cause it to become required to make any filings with or to register in any capacity with the Securities and Exchange Commission (the "SEC"), the National Association of Security Dealers, Inc. (the "NASD"), the securities commissioner or department of any state, or any other regulatory or governmental body or agency.

         (b) Neither the Consultant nor any of its principals is subject to any sanction or restriction imposed by the SEC, the NASD, any state securities commission or department, or any other court, regulatory or governmental body or agency, which would prohibit, limit or curtail the Consultant's execution of this Agreement or the performance of its obligations hereunder.

         (c) The Consultant will take no action causing it to be a "promoter" pursuant to the Securities Act, without the Company's prior written consent. The Consultant has no contract, agreement, arrangement or other understanding with the Company or any promoter of the Company's securities, and will not enter into any such contract, agreement, arrangement or understanding with the Company or any promoter of the Company's securities, whereby the Company or any such promoter will control or direct the resale of the Shares in the public markets. Neither the Company nor any affiliate of the Company will receive, directly or indirectly, any portion of the proceeds from the sale of the Shares, if and when the Shares are sold or otherwise transferred by the Consultant.

         (d) Consultant's purchase of Shares pursuant to this Agreement is an investment made for its own account.

         (e) Consultant is not now a party to a consulting agreement with any other corporation or entity involved in a business which is the same as or similar to the Company's.

         (f) Consultant is permitted to provide consulting services to any corporation or entity engaged in a business identical or similar to the Company's, provided, however, that the Consultant shall keep

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confidential all information it receives from the Company which is of a confidential or proprietary nature, without disclosure to or for the benefit of any third parties.

5.       Warranties and Representations of the Company.

         In order to induce the Consultant to enter into this Agreement, the Company hereby makes the following unconditional warranties and representations:

         (a) The Company is not subject to any restriction imposed by the SEC or by operation of the Securities Act of 1933, as amended (the "1933 Act"), the Exchange Act of 1934, as amended (the "1934 Act") or any of the rules and regulations promulgated under the 1933 Act or the 1934 Act which would prohibit its execution of this Agreement or the performance of its obligations to the Consultant herein set forth.

         (b) The Company has not been sanctioned by the SEC or any state securities commission or department in connection with any issuance of its securities.

         (c) The Company is not a party to any other contract or agreement which provides for any person or entity to render consulting services to the Company similar to those services to be provided by the Consultant pursuant to this Agreement .

         (d) All payments required to be made to Consultant hereunder will be made on time and in accordance with the payment terms and conditions set forth herein.

         (e) The Company acknowledges that Consultant does not guarantee its ability to cause the consummation of any contract or merger or acquisition with any corporate candidate.

6.       Execution of Investment Letter.

         Simultaneously with the execution hereof, Consultant shall execute and deliver to the Company an investment letter in the form annexed hereto as Exhibit "A".

7.       Issuance of Initial Shares to Consultant.

         As soon as possible after the execution of this Agreement, the Company will cause to be issued to Consultant a validly-endorsed stock certificate representing the Initial Shares and bearing the facsimile signatures of its President and Secretary. The Initial Shares shall be issued as fully-paid and non-assessable securities. The Company shall take all corporate action necessary for the issuance of the Shares to be legally valid and irrevocable, including the valid adoption of a resolution of its Board of Directors or obtaining the prior unanimous written consent of its Board of Directors.

8.       Registration Obligations.

         Should the Company file any registration statement with the Securities and Exchange Commission for any of its securities to yield gross proceeds of at least $5,000,000 at any time subsequent to the date of execution of this Agreement, the Company shall provide prior written notice of its intention to Consultant and to any subsequent holder of any portion of the Shares and, at written request and direction of the Consultant and/or subsequent holders, the Shares shall thereupon be included in such registration statement.


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9.       Waiver of Registration Obligations.

         In the event a NASD-registered broker-dealer shall execute a letter of intent to conduct a firm commitment underwriting of the Company's securities, with anticipated gross proceeds of at least $5,000,000, and shall require that all of the Company's shareholders waive registration rights, Consultant will provide a written waiver of its registration right provided in paragraph 8 above.

10.      Expense Reimbursement.

         Consultant shall be entitled to receive cash reimbursement, and the Company shall provide cash reimbursement, of all cash expenses paid by Consultant on behalf of the Company in performance of its duties hereunder. Such expenses shall include without limitation expenses for communications, deliveries and travel. In no event, however, will Consultant incur on behalf of the Company an expense in excess of $500.00 without the prior written consent of the Company.

11.      Confidentiality.

         The Consultant agrees to treat confidentiality any and all information furnished to the Consultant by the Company which has been identified either orally or in writing by the Company as confidential information (the "Confidential Material"), including, but not limited to, customer lists and financial and operating information of the Company; provided, however, that the term "Confidential Material" does not include information which was or becomes generally available to the public, becomes available on a non-confidential basis to the Consultant from a source not known to the Consultant, based upon reasonable inquiry, to be bound by a confidentiality agreement with the Company, or any information that has been independently acquired or developed by the Consultant without violating any of the Consultant's obligations under this Agreement. The Consultant agrees not to disclose any Confidential Material to any third party without the prior written consent of the President of the Company. The obligation of the Consultant to maintain the confidentiality of the Confidential Material shall survive the termination of this Agreement and for a period of one year thereafter. Upon the Company's request, the Consultant will promptly deliver to the Company all copies of all Confidential Material in the possession of the Consultant and destroy all memoranda, notes, and other documents or written materials prepared by the Consultant containing or based upon any Confidential Material.

12.      Indemnification of Consultant by the Company.

         The Company shall indemnify and hold harmless Consultants and its principals from and against any and all liabilities and damages in connection with the Company's ownership and operation and, without limiting the foregoing, shall pay the Consultant's legal fees and expenses if the Consultant is named as a defendant in any proceedings brought in connection with the Company, provided that the Consultant shall not be entitled to any indemnification from the Company from any and all liabilities and damages arising out of, or based upon, acts of negligence, bad faith, unauthorized conduct or violation of law by the Consultant.

13.      Indemnification of the Company by the Consultant.

         Consultant shall indemnify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of actions taken by Consultant in connection with its services as consultant, which actions were not authorized by the Company or involve negligence, bad faith or violation of law by the Consultant.


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14.      Arbitration.

         Any and all conflicts, disputes and disagreements arising out of or in connection with any aspect of this Agreement shall be subject to arbitration in accordance with the rules of The American Arbitration Association then in effect. Written Notice of Dispute shall be served by either Party upon the other Party at its address set forth herein or such other address as it shall have provided in writing for that purpose, and the arbitration date shall be set no later than two months from the date such Notice is served. The dispute shall be submitted to The American Arbitration Association headquarters located in Atlanta, Georgia. The Parties designate the Circuit Court of the State of Florida, Sarasota County as the court in which any arbitration award shall be subject to confirmation, and will abide by such confirmation.

15.      Entire Understanding/Incorporation of other Documents.

         With the exception of the Investment Letter, this Agreement contains the entire understanding of the Parties with regard to the subject matter hereof, superseding any and all prior agreements or understandings whether oral or written, and no further or additional agreements, promises, representations or covenants may be inferred or construed to exist between the Parties.

16.      No Assignment or Delegation Without Prior Approval.

         No portion of this Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Parties except by operation of law or as otherwise set forth herein.

17.      Survival of Agreement.

         This Agreement and all of its terms shall inure to the benefit of any permitted assignees of or lawful successors to either Party.

18.      No Amendment Except in Writing.

         Neither this Agreement nor any of its provisions may be altered or amended except in a dated writing signed by the Parties.

19.      Waiver of Breach.

         No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of this Agreement.

20.      Severability of the Agreement.

         Except as otherwise provided herein, if any provision hereof is deemed by arbitration or a court of competent jurisdiction to be legally unenforceable or void, such provision shall be stricken from this Agreement and the remainder hereof shall remain in full force and effect.


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21.      Governing Law.

         This Agreement and its provisions shall be construed in accordance with and pursuant to, and governed by, the laws of the State of Florida, as applicable to agreements to be performed solely within the State of Florida, without regard to its conflict-of-laws provisions then in effect.

22.      No Construction Against Drafter.

         This Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing the drafting hereof.


         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.





THE ROSE GROUP CORPORATION                      CONSULTANT
    OF NEVADA

By:  /s/ Sheldon R. Rose                        By: /s/ David Marks
    ------------------------------                  ----------------------------
    Sheldon R. Rose                                 Name:  David Marks
    President and CEO



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                                                                       EXHIBIT A


         As compensation for its services to The Rose Group Corporation of Nevada (the "Company") in accordance with the Consulting Agreement dated January 18, 2001, the undersigned subscriber (the "Subscriber") hereby offers to accept 580,000 shares of the Company's common stock, par value $.001 per share (the "Shares"). In order to induce the Company to accept this subscription offer, the Subscriber hereby makes the following representations, gives the following warranties, and acknowledges the following information:

         (1) The Shares are being purchased solely for investment purposes, for the Subscriber's own account, and not with a view to, or for sale in connection with, any distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         (2) The Shares have not been registered under the Securities Act and are to be issued to the Subscriber in reliance upon one or more exemptions from registration contained in the Securities Act and applicable state securities laws. The Subscriber has no right to demand the registration of the Shares Act to permit them to be resold, and no representations about subsequent registrations have been made by the Company. The Shares cannot be transferred except pursuant to a registration under the Securities Act or pursuant to an exemption from the Securities Act deemed to be lawfully available. The certificate or certificates representing the Shares shall bear the following legend unless and until the Shares have been registered for sale in the public markets as required by applicable law:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be offered, sold, or otherwise transferred in the absence of an effective registration statement for the shares under the Securities Act of 1933, or a prior opinion of counsel satisfactory to the issuer, that registration is not required under that Act."

         (3) The exemption provided by Rule 144 under the Securities Act provide for limited sale of unregistered shares but may not be available to the Subscriber at the time it may desire to sell the Shares. No representations have been made to the Subscriber that any part of the Shares will be saleable pursuant to Rule 144 at any particular time.

         (4) The Shares represent a speculative investment involving a high degree of risk of loss of the purchase price.

         (5) The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision.

         (6) The Subscriber is able to bear the economic risk of the investment in the Shares, to hold the Shares for an indefinite period of time, and to afford a complete loss of the purchase price.


                                          ACCEPTED BY:

CONSULTANT                                THE ROSE GROUP CORPORATION
                                             OF NEVADA


By: /s/ David Marks                       By: /s/ Sheldon R. Rose
    ----------------------------              -------------------------------
    Name: David Marks                         Sheldon R. Rose
                                              President and CEO